As filed with the United States Securities and Exchange Commission on January 20, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sundial Growers Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Province of Alberta	2833	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

#300, 919 – 11 Avenue SW

Calgary, AB T2R 1P3

(403) 948-5227

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, NY 10036-8401

Telephone: +1 800 927 9801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason Lehner Merritt Johnson Shearman & Sterling LLP 199 Bay Street Toronto, ON M5L 1E8 (416) 360-8484	Ranjeev Dhillon Nathan Robb McCarthy Tétrault LLP Suite 4000 421—7th Avenue SW Calgary AB T2P 4K9 (403) 260-3500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price(4)	Amount of registration fee
Common shares, no par value				(1)
Preferred shares, no par value				(1)
Warrants				(1)
Rights				(1)
Units(5)				(1)
Total	$400,000,000		$400,000,000	$43,640

(1)

There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $400,000,000. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. Securities registered hereunder may be sold separately, together or in units with other securities registered hereunder. Fees of $43,640 previously paid in connection with the registration statement on Form F-3 (File No. 333-252156), dated January 15, 2021, which was withdrawn on January 19, 2021, offset the registration fees hereunder pursuant to Rule 457(p) under the Securities Act of 1933, as amended.

(2)

The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities set forth in the table, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued in connection with any share split, share dividend or similar transaction, including under any applicable anti-dilution provisions (including, without limitation, upon adjustment of the conversion or exchange rate thereof). Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(3)

The proposed maximum aggregate offering per unit of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.

(4)

Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $400,000,000.

(5)	Consisting of some or all of the securities listed above, in any combination, including common shares, preferred shares, warrants and rights.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

● a base prospectus which covers the offering, issuance and sale by us of up to US$400,000,000 in the aggregate of the securities identified above from time to time in one or more offerings; and

● an “at the market” offering prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of US$400,000,000 of our common shares that may be issued and sold under an equity distribution agreement with A.G.P./Alliance Global Partners (“AGP”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The “at the market” offering prospectus supplement immediately follows the base prospectus. The US$400,000,000 of common shares that may be offered, issued and sold under the “at the market” offering prospectus supplement is included in the US$400,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the equity distribution agreement with AGP, any portion of the US$400,000,000 included in the “at the market” offering prospectus supplement that is not sold pursuant to the equity distribution agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the equity distribution agreement, the full US$400,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

US$400,000,000

Common Shares

Preferred Shares

Warrants

Rights

Units

This prospectus relates to common shares, preferred shares, warrants, rights and units that Sundial Growers Inc. may sell from time to time in one or more offerings on terms to be determined at the time of sale. We refer to the common shares, preferred shares, and any related guarantees, warrants, rights and units collectively as the “securities.” We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common shares are listed for trading on the Nasdaq Capital Market (“Nasdaq”), under the symbol “SNDL”. On January 13, 2021, the closing sale price of our common shares as reported by Nasdaq was US$0.6578. On May 12, 2020, the Company was notified by the Listing Qualifications Department of the Nasdaq that the closing bid price of the Company’s common shares for the last 30 consecutive business days from March 30, 2020 to May 11, 2020 did not meet the minimum bid price of US$1.00 per share as set forth in Nasdaq Listing Rule 5450(a)(1) required for continued listing on Nasdaq (the “minimum bid requirement”). At that time, the Company had until December 28, 2020 to regain compliance with the minimum bid requirement. Effective December 21, 2020, the Company transferred its listing from the Nasdaq Global Select Market to the Nasdaq Capital Market, so as to take advantage of an additional period of 180 days during which to achieve compliance, provided that the Company otherwise meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market other than the minimum bid requirement, and provides written notice to Nasdaq of the Company’s intention to remedy the non-compliance during this second compliance period, by effecting a reverse stock split if necessary. Nasdaq granted the Company the foregoing extension on December 29, 2020. The extension allows the Company to regain compliance with the Nasdaq minimum bid requirement if for a minimum of 10 consecutive business days before June 28, 2021 the bid price for the Company’s common shares closes at or above US$1.00 per share. In addition, our shareholders have granted approval to our board of directors to, in its discretion, implement a reverse share split of our common shares (the “reverse split”) if then necessary to attempt to comply with the minimum bid requirement. The Company actively monitors its closing bid price and has given written assurance to Nasdaq that it will, if necessary, implement available options to regain compliance with the minimum bid requirement, including a reverse stock split.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings.

You should rely only on the information contained herein or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of the Province of Alberta, that all of its officers and directors are residents of Canada, that some or all of the experts named in the registration statement are residents of Canada, and that a substantial portion of the assets of the Company and said persons are located outside the United States.

Our business and an investment in our common shares involve significant risks. These risks are described under the caption “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

, 2021

We are responsible for the information contained in this prospectus and in any free writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information, and we do not take responsibility for any other information others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus and the documents incorporated by reference herein is current only as of its date, regardless of its time of delivery or the time of sale of any of our securities. Our business, financial condition, results of operations and prospects may have changed since such dates.

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

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About this Prospectus

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.

The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, any applicable prospectus supplement and the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus or any amendment thereto, any applicable prospectus supplement and the documents incorporated by reference herein. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

Trademarks, Trade Names and Service Marks

We own or otherwise have rights to the trademarks, trade names and service marks, including Top Leaf, Sundial Cannabis, Palmetto, Grasslands and others mentioned in this prospectus or in the documents incorporated by reference herein, used in conjunction with the marketing and sale of our products. Solely for convenience, the trademarks, trade names and service marks may appear in this prospectus or the documents incorporated by reference therein without the ® and ™ symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference therein are the property of their respective owners.

Basis of Presentation

Unless otherwise indicated, all references in this prospectus to the “Company”, “Sundial”, “we”, “us”, “our” or similar terms refer to Sundial Growers Inc. and its subsidiaries.

Unless otherwise indicated, all references in this prospectus to “Bridge Farm” refer to Bridge Farm Nurseries Limited, its subsidiaries and, subsequent to August 11, 2017, Project Seed Topco Limited, the parent of Bridge Farm Nurseries Limited. We completed the Bridge Farm Disposition (as defined herein) on June 5, 2020.

Presentation of Financial Information

We present our financial statements in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”).

None of the financial statements incorporated by reference into this prospectus were prepared in accordance with generally accepted accounting principles in the United States.

Effective for the fiscal year ended December 31, 2018, we changed our fiscal year end from February 28 to December 31. As a result of this change, the figures presented in our consolidated financial statements for the ten months ended December 31, 2018, or the transition period, are not entirely comparable to those for the fiscal years ended February 28, 2018 and 2017. We do not present financial statements for a separate historical period that is comparable to the transition period. Following the transition period, we prepare annual consolidated financial statements for each fiscal year ending December 31, beginning with the fiscal year ending December 31, 2019. References in this prospectus to our “fiscal year ended December 31, 2018” shall mean the ten months ended December 31, 2018.

We publish our consolidated financial statements in Canadian dollars and Bridge Farm has historically published its financial statements in British pound sterling. In this prospectus, unless otherwise specified, all monetary amounts are in Canadian dollars, all references to “$”, “C$”, “CDN$”, “CAD$” and “dollars” mean Canadian dollars, and all references to “US$” and “USD” mean U.S. dollars. Except with respect to U.S. dollar, amounts presented as contractual terms or as otherwise indicated, all amounts that are presented in U.S. dollars herein have been translated from Canadian dollars solely for convenience at an exchange rate of $1.270 per US$1.00, which was the daily exchange rate as of January 13, 2021, as reported by the Bank of Canada.

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

Presentation of Share Information

All references to “shares” or “common shares” in this prospectus refer to the common shares of Sundial Growers Inc., no par value.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our shares, you should read this entire prospectus and any applicable prospectus supplement carefully, including the sections of this prospectus entitled “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements”, the section entitled “Risk Factors” in our annual report on Form 20-F or Form 40-F for the most recent year incorporated by reference herein (together with any material changes thereto contained in subsequent filed quarterly and current reports on Form 6-K), our consolidated financial statements and the related notes incorporated by reference in this prospectus and all other information included or incorporated by reference in this prospectus. Unless the context otherwise requires, references in this prospectus to the “Company”, “Sundial”, “we”, “us” and “our” refer to Sundial Growers Inc. and its subsidiaries.

Our Company

Sundial is a licensed producer that grows cannabis using state-of-the-art indoor facilities.

Sundial cultivates cannabis using an individualized “room” approach, in approximately 448,000 square feet of total space.

Sundial’s brand portfolio includes Top Leaf (Premium), Sundial Cannabis (Premium Core), Palmetto (Core) and Grasslands (Value).

Sundial currently produces and markets cannabis products for the Canadian adult-use market. Sundial’s purpose-built indoor modular grow rooms create consistent, highly controlled cultivation environments and are the foundation of the Company’s production of high-quality, strain-specific cannabis products. The Company has established supply agreements with nine Canadian provinces, with approval recently received from Quebec, and has a distribution network that covers 98% of the national recreational industry.

The Company’s primary focus has been on producing and distributing premium inhalable products and brands (flower, pre-rolls and vapes). Upon receiving a licence from Health Canada to sell cannabis oil products, the Company began the sale and distribution of cannabis vape products in December 2019. The Company is currently marketing its adult-use products under its Top Leaf (Premium), Sundial Cannabis (Premium Core), Palmetto (Core) and Grasslands (Value) brands and intends to introduce new products under these brands and other brands as it expands its brand portfolio.

The majority of the Company’s sales in the nine months ended September 30, 2020 were to provincial boards; however, Sundial continues to enter into agreements to supply other licensed producers in Canada.

The Company’s planned medical cannabis offerings are supported through its 50% equity interest in Pathway Rx Inc. (“Pathway Rx”) which uses advanced technology and an extensive library of cannabis strains to identify and customize targeted treatments for a wide range of medical conditions. The Company has a license agreement with Pathway RX enabling the Company the use of certain strains for commercial production. See Exhibit 10.1 to the registration statement of which this prospectus forms a part for more information.

In July 2019, the Company acquired Bridge Farm, a grower of ornamental plants and herbs, based in the United Kingdom, with the intention of converting Bridge Farm’s existing facilities to the cultivation, processing and distribution of cannabidiol (CBD) products. On June 5, 2020, the Company completed the sale of Bridge Farm (the “Bridge Farm Disposition”) for total non-cash consideration of approximately $82.9 million.

Corporate Information

Sundial Growers Inc. was incorporated under the Business Corporations Act (Alberta) (the “ABCA”) on August 19, 2006. On July 22, 2019, we filed articles of amendment to effect a 1 to 1.6 share split. We have 7 direct and indirect subsidiaries, all of which are wholly-owned, and a 50% interest in Pathway Rx. On August 1, 2019, our common shares commenced trading on the Nasdaq under the symbol “SNDL”.

Our headquarters, principal executive and registered offices are located at #300, 919 – 11 Avenue SW, Calgary, Alberta, Canada T2R 1P3. Our phone number is +1 (403) 948-5227. Our website is www.sndlgroup.com. The information on or accessible through our website is not part of and is not incorporated by reference into this prospectus, and the inclusion of our website address in this prospectus is only for reference.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described below and in our annual report on Form 20-F or Form 40-F for our most recent fiscal year (together with any material changes thereto contained in subsequent filed quarterly and current reports on Form 6-K) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

Risks Related to our Business

We may not realize all or any of the anticipated benefits of our investment in Zenabis.

On December 30, 2020, we completed an investment into Zenabis Investments Ltd., (“Zenabis”) a subsidiary of Zenabis Global Inc. (the “Parent”), whereby we acquired $58.9 million in aggregate principal amount of senior secured debt of Zenabis (the “Senior Loan”). The Senior Loan bears interest at a rate of 14% per annum and has a maturity date of March 31, 2025, with principal repayments due under certain circumstances over time, including $7.0 million that was payable on December 31, 2020. Following this payment, as of December 31, 2020, $51.9 million is outstanding under the Senior Loan.

The Senior Loan is subject to liquidity, market value, credit, interest rate, reinvestment and certain other risks, which is increased because the Senior Loan is a below investment grade asset. As a non-investment grade loan, the Senior Loan is considered speculative in nature and may become a defaulted obligation for a variety of reasons. On December 31, 2020, pursuant to the terms of the Senior Loan, we delivered a notice of default to Zenabis with respect to certain defaults not related to principal non-payment, which Zenabis is disputing. Should the Senior Loan become a defaulted obligation as a result of the foregoing notice of default or otherwise in the future, it may become subject to either substantial workout negotiations or restructuring, which may entail, among other things, a substantial reduction in the interest rate, a substantial write-down of principal, and a substantial change in the terms, conditions and covenants of the Senior Loan. Such negotiations or restructuring may be quite extensive and protracted over time, which may detract the attention of our management from other matters and result in substantial uncertainty with respect to the ultimate recovery on the Senior Loan. In the event of default, the liquidity for the Senior Loan may be limited, and to the extent that it is sold, it is highly unlikely that the proceeds from such sale will be equal to the amount of unpaid principal and interest thereon.

The fact that the Senior Loan is secured does not guarantee that we will receive principal and interest payments according to its terms, or that we will be able to collect on the Senior Loan should we be forced to enforce our remedies. There is also a risk that the assets securing the Senior Loan may decrease in value over time, carry liabilities for which we may be responsible should we take possession of collateral, be difficult to appraise or liquidate and may fluctuate in value based upon the success of Zenabis’ business and market conditions, including as a result of the inability of Zenabis to raise additional capital or otherwise as a result of deterioration of its financial condition and prospects.

Furthermore, pursuant to the terms of the Senior Loan, Zenabis will, on a quarterly basis for 32 quarters, also pay us a royalty (the “Royalty”) based on quarterly sales revenue from its medical, recreational and wholesale cannabis lines, net of value added or sales taxes (“Net Cannabis Revenue”), at a rate that will vary from 3.5% to 2.0% based on the volume of such Net Cannabis Revenue in the quarter. The payment of the Royalty is subject to certain Net Cannabis Revenue targets and the maintenance by Zenabis of certain debt service ratios. If the Royalty is not payable in a given fiscal quarter because of failure to meet such targets, the term of the Royalty is extended for another quarter.

As a result, part of the value of our investment is dependent on Zenabis’ ability to effectively maintain and grow sales of the products subject to the Royalty. Zenabis’ ability to do so is subject to the risks applicable to its business and there can be no assurance that it will achieve the revenue targets required to trigger Royalty payments in the near-term or at all. Should Zenabis be unable to maintain or grow sales of its products, we may not be able to realize all or any anticipated revenues from the Royalty.

Any of the foregoing could cause us not to realize all or any of the anticipated benefits of our investment in Zenabis and may result in our taking an impairment charge related to such investment, which may materially adversely affect our financial position, results of operations and prospects.

Risks Related to Offerings Hereunder and Our Common Shares

Holders of our common shares may be subject to dilution resulting from future offerings of securities hereunder, the conversion or exercise, as applicable, of our outstanding warrants and the issuance of equity-based compensation by us.

We may raise additional funds in the future pursuant to this registration statement or another registration statement, by issuing common shares, or securities exerciseable or convertible into common shares, including preferred shares, warrants, rights or units comprising two or more of the foregoing securities. Holders of our common shares will have no preemptive rights in connection with such further issuances. Our board of directors has the discretion to determine if an issuance of securities hereunder is warranted, the price at which such issuance is effected and the other terms of any such future issuance. In addition, additional common shares may be issued by us in connection with the exercise of options and exchange of restricted share units (“RSUs”) and deferred share units (“DSUs”) granted by us or as part of an employee compensation plan or agreement. Such additional equity issuances could, depending on the price at which such securities are issued, substantially dilute the interests of the holders of our common shares.

Additionally, as of January 13, 2021, there were 720,600 stock options and 5,096,600 warrants for the purchase of our common shares outstanding, of which 159,017 stock options and 3,276,334 warrants were vested and exercisable into an aggregate number of 3,435,351 common shares, at weighted average exercise prices of $2.14 and $2.16, respectively. In addition, 13,516,816 RSUs and 3,323,263 DSUs were outstanding and exchangeable for an equal number of common shares. Furthermore, as of January 13, 2021, the outstanding warrants issued pursuant to a securities purchase agreement, dated June 5, 2020 (the “Securities Purchase Agreement”) (the “New Investor Warrants”) were exercisable into 500,000 common shares at an exercise price of US$0.1766, and the warrants issued as compensation to placement agents in connection with the placement of unsecured senior subordinated convertible notes and New Investor Warrants pursuant to the Securities Purchase Agreement (the “Placement Agent Warrants”) were exercisable into 1,080,000 common shares at an exercise price of US$1.00 and the Series A warrants (the “Series A Warrants”) issued in connection with a unit offering on August 18, 2020 were exercisable into 500,000 common shares at an exercise price of US$0.1766. The conversion and exercise prices, as applicable, of the New Investor Warrants, the Placement Agent Warrants and the Series A Warrants are subject to customary anti-dilution protections and certain other adjustments contained in such instruments.

If we fail to meet applicable listing requirements, Nasdaq may delist our common shares from trading, in which case the liquidity and market price of our common shares could decline.

Our common stock is listed on the Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other requirements including, without limitation, a requirement that our closing bid price be at least US$1.00 per share. On May 12, 2020, we were notified by the Listing Qualifications Department of the Nasdaq that the closing bid price of our common shares for the last 30 consecutive business days from March 30, 2020 to May 11, 2020 did not meet the minimum bid price of US$1.00 per share as set forth in the minimum bid requirement. At that time, we had until December 28, 2020 to regain compliance with the minimum bid requirement. Effective December 21, 2020, we transferred its listing from the Nasdaq Global Select Market to the Nasdaq Capital

Market, so as to take advantage of an additional period of 180 days during which to achieve compliance, provided that we otherwise meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market other than the minimum bid requirement, and provide written notice to Nasdaq of our intention to remedy the non-compliance during this second compliance period, by effecting a reverse stock split if necessary. Nasdaq granted us the foregoing extension on December 29, 2020. The extension allows us to regain compliance with the Nasdaq minimum bid requirement if for a minimum of 10 consecutive business days before June 28, 2021 the bid price for our common shares closes at or above US$1.00 per share.

If we fail to regain compliance with the minimum bid price rule or fail to maintain compliance with all other applicable Nasdaq continued listing requirements, Nasdaq may determine to delist our common stock, at which time our common stock would be quoted on the over-the-counter markets. If we fail to comply with the applicable listing standards and Nasdaq delists our common shares, we and our shareholders could face significant material adverse consequences, including:

•	a limited availability of market quotations for our common shares;

•	reduced liquidity for our common shares;

•

a determination that our common shares are “penny stock”, which would require brokers trading in our common shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common shares;

•	a limited amount of news about us and analyst coverage of us;

•	defaults or breaches of covenants in our financing agreements; and

•	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

We cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future.

Any securities issued hereunder will be subordinate to our future indebtedness, if any, and any common shares issued hereunder will be subordinate to any preferred shares issued hereunder.

Common shares are equity interests in our Company and do not constitute indebtedness. As such, our common shares will rank junior to our future indebtedness, if any, and other non-equity claims on our Company with respect to assets available to satisfy claims on our Company, including in a liquidation of our Company. Additionally, our board of directors is authorized to issue series of preferred shares without any action on the part of shareholders of our common shares. Holders of our common shares are subject to the prior dividend, liquidation preferences, terms of redemption, conversion rights and voting rights, if any, of any holders of our preferred shares or depositary shares representing such preferred shares then outstanding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim”, “anticipate”, “assume”, “believe”, “contemplate”, “continue”, “could”, “due”, “estimate”, “expect”, “goal”, “intend”, “may”, “objective”, “plan”, “predict”, “potential”, “positioned”, “pioneer”, “seek”, “should”, “target”, “will”, “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology.

These forward-looking statements include, but are not limited to, statements about:

•	our ability to operate on a going concern basis, including our ability to raise future capital through debt or equity financing transactions;

•	our ability to successfully implement our cost and asset optimization initiatives;

•	the continued development and growth of the demand and markets for medical and adult-use cannabis;

•	the maintenance of our existing licences and the ability to obtain additional licences as required;

•	our ability to establish and market our brands within our targeted markets and compete successfully;

•	our ability to produce and market additional products as regulations permit;

•	the number of flowering rooms and combined production capacity therefrom that we expect to have;

•	our growth strategies, including plans to sell edibles and other forms of cannabis;

•	the timing and the amount of capital expenditures related to the proposed maintenance and expansion of our facilities;

•	the outcome of medical research by our partners and the acceptance of such findings in the medical community;

•	our ability to attract and retain key employees;

•	our ability to manage growth in our business; and

•	our ability to identify and successfully execute strategic partnerships.

Although we base the forward-looking statements contained in this prospectus on assumptions that we believe are reasonable, we caution you that actual results and developments (including our results of operations, financial condition and liquidity, and the development of the industry in which we operate) may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if results and developments are consistent with the forward-looking statements contained in this prospectus, those results and developments may not be indicative of results or developments in subsequent periods. Certain assumptions made in preparing the forward-looking statements contained in this prospectus include:

•	our ability to obtain and maintain financing on acceptable terms to allow us to maintain operations;

•	our ability to implement our operational and liquidity strategies;

•	our ability to optimize our costs by implementing cost-cutting initiatives, deferring capital expenditures and conducting a strategic review of certain facilities;

•	our competitive advantages;

•	the development of new products and product formats for our products that align market demand;

•	the impact of competition;

•	the changes and trends in the cannabis industry;

•	changes in laws, rules and regulations;

•	our ability to maintain and renew required licences;

•	our ability to maintain good business relationships with our customers, distributors and other strategic partners;

•	our ability to keep pace with changing consumer preferences;

•	our ability to protect our intellectual property;

•	our ability to manage and integrate acquisitions;

•	our ability to retain key personnel; and

•	the absence of material adverse changes in our industry or the global economy, including as a result of the COVID-19 pandemic.

These forward-looking statements are based on our current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus and the section entitled “Risk Factors” of our annual report on Form 20-F or Form 40-F for our most recent fiscal year (together with any material changes thereto contained in subsequent filed quarterly and current reports on Form 6-K), which is incorporated by reference into this prospectus. Readers of this prospectus are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information”.

This prospectus contains or incorporates by reference estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in our annual report on Form 20-F or Form 40-F for our most recent fiscal year (together with any material changes thereto contained in subsequent filed quarterly and current reports on Form 6-K). These and other factors could cause our future performance to differ materially from our assumptions and estimates.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to one or more purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in one or more transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options. Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415 of the Securities Act of 1933 (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. The names of any underwriters, any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts. Offers to purchase the securities being offered by this prospectus may also be solicited directly.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities other than our common shares issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of common shares.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

DESCRIPTION OF COMMON SHARES WE MAY OFFER

Set forth below is a summary of certain information concerning our share capital and the general terms and conditions of the common shares we may offer. The summary below contains only material information concerning our share capital, common shares and corporate status and does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and applicable Alberta law.

We may offer our common shares, including common shares issuable upon the conversion of preferred shares and upon the exercise of warrants.

Authorized Capital

We are authorized to issue an unlimited number of common shares, no par value, of which, as of January 13, 2021 1,109,741,029 are issued and outstanding as fully paid and non-assessable.

Dividends

The holders of common shares are entitled to receive any dividend declared by the Company on the common shares, provided that the Company shall be entitled to declare dividends on any other classes of shares without being obliged to declare dividends on the common shares. Sundial is authorized to issue an unlimited number of preferred shares, issuable in series, none of which are issued and outstanding as of the date hereof. With respect to the payment of dividends, the Company’s preferred shares, if issued, would be entitled to preference over the common shares.

Voting Rights

The holders of common shares are entitled to attend and vote at all meetings of the shareholders of the Company.

Rights Upon Dissolution

Subject to the rights, privileges, restrictions and conditions attaching to any other class of the Company’s shares, the holders of the common shares are entitled to share equally in such of the Company’s property as is distributable to the holders of common shares. With respect to the distribution of assets or the return of capital in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, any preferred shares, if issued, would be entitled to preference over the common shares.

Limitations on Liability and Indemnification of Directors and Officers

Under the ABCA, except in respect of an action by or on behalf of a corporation to procure a judgment in its favor (in the absence of court approval in respect of costs, charges and expenses), we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer of the Company, or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor and the individual’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative proceeding in which the individual is made a party by reason of being a director or officer of the Company or another body corporate. The ABCA also provides that we may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below or is not successful on the merits in their defense of the action or proceeding.

However, indemnification is prohibited under the ABCA unless the individual:

•	acted honestly and in good faith with a view to our best interests; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our by-laws require us to indemnify, to the fullest extent permitted by the ABCA, each of our current or former directors and each person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or any such body corporate) and the individual’s heirs and legal representatives, against all costs, charges and expenses, including, without limitation, any amount paid to settle an action or satisfy a judgment reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.

Our by-laws authorize us to purchase and maintain such insurance for the benefit of our directors and officers as our board of directors may determine from time to time.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Registration Rights

Pursuant to the terms of the Placement Agent Warrants, the Company provided the Placement Agents (i) certain rights to require the Company to register the common shares underlying the Placement Agent Warrants under the Securities Act and applicable state securities laws and (ii) certain distribution rights under Canadian securities laws.

DESCRIPTION OF PREFERRED SHARES WE MAY OFFER

Set forth below is a summary of certain information concerning the general terms and conditions of the preferred shares we may offer. The summary below contains only material information concerning the preferred shares we may offer and does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and applicable Alberta law.

The specific terms of any series of preferred shares will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred shares we issue will be governed by our articles of incorporation.

Authorized Preferred Shares

We are authorized to issue an unlimited number of preferred shares, issuable in series, none of which are issued and outstanding as of the date hereof. Each series of preferred shares shall consist of such number of shares and having such designation, rights, privileges, restrictions and conditions as may be determined by our board of directors prior to the issuance thereof. Holders of preferred shares, except as otherwise provided in the terms specific to a series of preferred shares or as required by law, will not be entitled to vote at meetings of holders of shares.

Specific Terms of a Series of Preferred Shares

The preferred shares we may offer will be issued in one or more series. A prospectus supplement will discuss the following features of the series of preferred shares to which it relates:

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the public offering price at which the preferred shares will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Unless otherwise stated in the prospectus supplement, the preferred shares will have priority over our common shares with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred shares could rank senior, equal or junior to our other series of preferred shares, as may be specified in a prospectus supplement, as long as our articles of incorporation so permit.

Dividends

Holders of each series of preferred shares shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by the Board of Directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred shares will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred shares as they appear on our books on the record dates fixed by the Board of Directors. Dividends on any series of preferred shares may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement. If any cumulative dividends or amounts payable on the return of capital in respect of a series of preferred shares are not paid in full, all series of preferred shares shall participate ratably in respect of accumulated dividends and accumulated capital.

Convertibility

Shares of a series of preferred shares may be exchangeable or convertible into our common shares, another series of preferred shares or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred shares being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption

The terms, if any, on which preferred shares of a series may be redeemed will be discussed in the applicable prospectus supplement.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of each series of preferred shares will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred shares with respect to liquidation, including our common shares. If the liquidation amounts payable relating to the preferred shares of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred shares of that series will share ratably in proportion to the full liquidation preferences of each security. If the liquidation amounts payable are insufficient to pay any distribution to the preferred shares of any series and any other securities ranking on a parity regarding liquidation rights, the holders of the preferred shares of that series will receive nothing. Holders of our preferred shares will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting

The holders of preferred shares of each series will have no voting rights, except as required by law and as described below or in a prospectus supplement. Our Board of Directors may, upon issuance of a series of preferred shares, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion.

Without the affirmative vote of a majority of the shares of preferred shares of any series then outstanding, we may not:

•	increase or decrease the aggregate number of authorized shares of that series’

•	increase or decrease the par value of the shares of that series; or

•	alter or change the powers, preferences or special rights of the shares of that series so as to affect them adversely

No Other Rights

The shares of a series of preferred shares will not have any preferences, voting powers or relative, participating, optional or other special rights except:

•	as discussed above or in the prospectus supplement;

•	as provided in our articles of incorporation; or

•	as otherwise required by law.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants for the purchase of debt securities, preferred shares or common shares. Warrants may be issued independently or together with debt securities, preferred shares or common shares and may be attached to or separate from any offered securities. Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. and Canadian federal income tax and Employee Retirement Income Security Act of 1974 considerations.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of preferred or common shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred shares or common shares, holders of the warrants will not have any of the rights of holders of the debt securities, preferred shares or common shares purchasable upon exercise.

As of January 11, 2020, there were 5,096,600 warrants for the purchase of our common shares outstanding, of which 3,276,334 warrants were vested and exercisable into an equal number of common shares, at a weighted average exercise price of $2.16. In addition, as of January 13, 2021, the New Investor Warrants were exercisable into 500,000 common shares at an exercise price of US$0.1766, the Placement Agent Warrants were exercisable into 1,080,000 common shares at an exercise price of US$1.00 and the Series A Warrants were exercisable into 500,000 common shares at an exercise price of US$0.1766.

DESCRIPTION OF RIGHTS WE MAY OFFER

We may issue rights to purchase our debt securities, common shares, preferred shares or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The specific terms of any rights offered will be set forth in a rights agreement and the rights certificate, as applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find More Information” and “Incorporation by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or free writing prospectus may describe:

•	in the case of a distribution of rights to our shareholders, the date of determining the shareholders entitled to the rights distribution;

•	in the case of a distribution of rights to our shareholders, the number of rights issued or to be issued to each shareholder;

•	the exercise price payable for the underlying debt securities, common shares, preferred shares or other securities upon the exercise of the rights;

•	the number and terms of the underlying debt securities, common shares, preferred shares or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•

the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire; the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “— Description of Common Shares We May Offer” and “— Description of Preferred Shares We May Offer” above, will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS WE MAY OFFER

We may issue units composed of any combination of our common shares, preferred shares and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The specific terms of any units offered will be set forth in a unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find More Information” and “Incorporation by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Common Shares We May Offer,” “Description of Preferred Shares We May Offer” and “Description of Warrants We May Offer” above, will apply to each unit and to each security included in each unit, respectively.

TAXATION

The material Canadian and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

LEGAL MATTERS

The validity of the issuance of the shares offered in this prospectus and certain other matters of Canadian law will be passed upon for us by McCarthy Tétrault LLP, Calgary, Canada. We are being represented by Shearman & Sterling LLP, Toronto, Canada, with respect to certain matters of U.S. law. Additional legal matters may be passed upon for us and any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Sundial Growers Inc. as at and for the year ended December 31, 2019, ten months ended December 31, 2018 and the year ended February 28, 2018 incorporated by reference into this prospectus from our current report on Form 6-K filed with the SEC on October 13, 2020, have been audited by KPMG LLP. KPMG LLP have confirmed with respect to Sundial Growers Inc. that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to Sundial Growers Inc. under all relevant U.S. professional and regulatory standards. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of KPMG LLP are located at 205–5th Avenue SW, Suite 3100, Calgary, Alberta, Canada.

CHANGE IN THE REGISTRANT’S CERTIFYING ACCOUNTANT

Effective for the fiscal year ended December 31, 2018, MNP LLP (“MNP”) resigned as our independent auditors as we engaged new auditors in connection with our initial public offering. MNP did not audit our consolidated financial statements for any period subsequent to the year ended February 28, 2018.

For the years ended February 28, 2018 and 2017, no report by MNP on our consolidated financial statements contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended February 28, 2018 and 2017, and the subsequent period through the appointment of KPMG as our auditor, (i) there were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and MNP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MNP, would have caused MNP to make reference thereto in its report upon on our audited consolidated financial statements for the years ended February 28, 2018 and 2017, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

Effective for the fiscal year ended December 31, 2018, our board of directors appointed KPMG as our independent registered public accounting firm to audit our consolidated financial statements prepared in accordance with IFRS as issued by the IASB for the fiscal year ended December 31, 2018, and to re-audit our consolidated financial statements prepared in accordance with IFRS as issued by the IASB for the years ended February 28, 2018 and 2017.

During the fiscal years ended December 31, 2019, December 31, 2018, February 28, 2018 and February 28, 2017, and the subsequent period preceding our engagement of KPMG as our independent registered public accounting firm, we did not consult with KPMG on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on our consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event.

TRANSFER AGENT AND REGISTRAR

The Canadian transfer agent and registrar for our common shares is Odyssey Trust Company at its principal office in Calgary, Alberta. The United States transfer agent and registrar for our common shares is Equity Stock Transfer, LLC at its principal office in New York, New York.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Alberta. All of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act with respect to the common shares offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information with respect to Sundial Growers Inc. and the common shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

We are subject to the reporting requirements of the Exchange Act applicable to foreign private issuers. Because we are a foreign private issuer, the SEC’s rules do not require us to deliver proxy statements or to file quarterly reports on Form 10-Q, among other things. However, we currently produce quarterly financial reports and furnish them to the SEC after the end of each of the first three quarters of our fiscal year and file our annual report within four months after the end of our fiscal year. Our annual consolidated financial statements are prepared in accordance with IFRS as issued by the IASB and certified by an independent public accounting firm.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. This prospectus incorporates by reference the documents listed below, and any future Annual Reports on Form 20-F or Form 40-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), until the offering of the securities under the registration statement is terminated:

•

our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, which was filed with the SEC on March 31, 2020 (except our audited consolidated financial statements as at and for the year ended December 31, 2019, ten months ended December 31, 2018, and the year ended February 28, 2018 included therein);

•

our report on  Form 6-K furnished to the SEC on October 13, 2020, including our audited consolidated financial statements as at and for the year ended December 31, 2019, ten months ended December 31, 2018, and the year ended February 28, 2018, which have been recast to separately present discontinued operations from continuing operations to reflect the disposition of the Company’s Bridge Farm operations pursuant to the sale by Sundial UK Limited of all of the issued and outstanding shares and loan notes of Project Seed Topco Limited on June 5th, 2020.

•

our report on Form 6-K furnished to the SEC on April 24, 2020 (Acc. No. 0001564590-20-018564), including our notice of 2020 annual general and special meeting of shareholders and information circulated dated April 20, 2020, for the annual general meeting and special meeting of shareholders held on May 20, 2020, which was included as part of Exhibit 99.1, but excluding Exhibit 99.2 thereto;

•

our condensed consolidated unaudited interim consolidated financial statements and notes to the condensed consolidated unaudited interim consolidated financial statements for the three months ended March  31, 2020 and 2019, which were included as Exhibit 99.1 to the report on Form 6-K furnished to the SEC on May  15, 2020 (Acc. No. 0001279569-20-000791), together with the Management Discussion and Analysis of financial condition and performance for the three months ended March  31, 2020 and 2019, which was included as Exhibit 99.2 to the report on Form 6-K furnished to the SEC on May 15, 2020 (Acc. No. 0001279569-20-000791);

•

our condensed consolidated unaudited interim consolidated financial statements and notes to the condensed consolidated unaudited interim consolidated financial statements for the three and six months ended June  30, 2020 and 2019, which were included as Exhibit 99.1 to the report on Form 6-K furnished to the SEC on August 14, 2020 (Acc. No. 0001564590-20-040125), together with the Management Discussion and Analysis of financial condition and performance for the three and six months ended June 30, 2020 and 2019, which was included as Exhibit 99.2 to the report on Form 6-K furnished to the SEC on August 14, 2020 (Acc. No. 0001564590-20-040125);

•

our condensed consolidated unaudited interim consolidated financial statements and notes to the condensed consolidated unaudited interim consolidated financial statements for the three and nine months ended September 30, 2020 and 2019, which were included as  Exhibit 99.1 to the report on Form 6-K furnished to the SEC on November 12, 2020 (Acc. No. 0001564590-20-053193), together with the Management Discussion and Analysis of financial condition and performance for the three and nine months ended September 30, 2020 and 2019, which was included as Exhibit 99.2 to the report on Form 6-K furnished to the SEC on November 12, 2020 (Acc. No. 0001564590-20-053193);

•

our reports on Form 6-K  furnished to the SEC on January  10, 2020, January 31, 2020, April  10, 2020, April 16, 2020, April  24, 2020 (Acc. No. 00001279569-20-000611), May  1, 2020, May 13, 2020, May 15, 2020 (Acc. No. 0001279569-20-000790), May  21, 2020, May 26, 2020, June  2, 2020, June 8, 2020, June  19, 2020, August 13, 2020 (Acc. No. 0001193125-20-219208), August 14, 2020 (Acc. No. 0001193125-20-219833), August 18, 2020 (Acc. No. 0001193125-20-223639), August 18, 2020 (Acc. No. 0001279569-20-001229), October  20, 2020, November 9, 2020, November  30, 2020, December 8, 2020, December  11, 2020, December 15,  2020, December 21, 2020, December 29, 2020,  December 30, 2020, January 6,  2021, January 11, 2021, January 12, 2021, January 19, 2021 (Acc. No. 0001193125-21-010902), and January 20, 2021 (Acc. No. 0001193125-21-011697); and

•	the description of our securities as set forth on Exhibit 2.4 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, which was filed with the SEC on March 31, 2020.

Copies of the documents incorporated herein by reference may be obtained on request without charge from our Chief Financial Officer at #300, 919 – 11 Avenue SW Calgary, AB T2R 1P3, telephone +1 (403) 948-5227 or on our website at www.sndlgroup.com. The information on our website is not incorporated by reference into this prospectus. These documents are also available through the Internet on SEDAR, which can be accessed online at www.sedar.com, and on the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

US$400,000,000

Common Shares

Preferred Shares

Warrants

Rights

Units

PROSPECTUS

, 2021

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion dated January 20, 2021

PROSPECTUS SUPPLEMENT

(to the Prospectus dated                 , 2021)

Up to US$400,000,000

Common Shares

We have entered into an amended and restated equity distribution agreement, dated January 20, 2021 (the “Equity Distribution Agreement”) with A.G.P./Alliance Global Partners (“AGP”) relating to our common shares, no par value, that may be offered pursuant to this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Equity Distribution agreement, we may offer and sell common shares having an aggregate offering price of up to US$400,000,000 from time to time through A.G.P./Alliance Global Partners, acting as our sales agent.

As of the date of this prospectus supplement, our common shares are listed for trading on the Nasdaq Capital Market (“Nasdaq”), under the symbol “SNDL”. On January 13, 2021, the closing sale price of our common shares as reported by Nasdaq was US$0.6578. On May 12, 2020, the Company was notified by the Listing Qualifications Department of the Nasdaq that the closing bid price of the Company’s common shares for the last 30 consecutive business days from March 30, 2020 to May 11, 2020 did not meet the minimum bid price of US$1.00 per share as set forth in Nasdaq Listing Rule 5450(a)(1) required for continued listing on Nasdaq (the “minimum bid requirement”). At that time, the Company had until December 28, 2020 to regain compliance with the minimum bid requirement. Effective December 21, 2020, the Company transferred its listing from the Nasdaq Global Select Market to the Nasdaq Capital Market, so as to take advantage of an additional period of 180 days during which to achieve compliance, provided that the Company otherwise meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market other than the minimum bid requirement, and provides written notice to Nasdaq of the Company’s intention to remedy the non-compliance during this second compliance period, by effecting a reverse stock split if necessary. Nasdaq granted the Company the foregoing extension on December 29, 2020. The extension allows the Company to regain compliance with the Nasdaq minimum bid requirement if for a minimum of 10 consecutive business days before June 28, 2021 the bid price for the Company’s common shares closes at or above US$1.00 per share. In addition, our shareholders have granted approval to our board of directors to, in its discretion, implement a reverse share split of our common shares (the “reverse split”) if then necessary to attempt to comply with the minimum bid requirement. The Company actively monitors its closing bid price and has given written assurance to Nasdaq that it will, if necessary, implement available options to regain compliance with the minimum bid requirement, including a reverse stock split.

Sales of our common shares, if any, under this prospectus supplement and accompanying base prospectus may be made by any method permitted by law, including negotiated transactions, which may include block trades, or transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to terms of the Equity Distribution Agreement, AGP is not required to sell any specific number or dollar amount of common shares but will act as our sales agent, using commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us consistent with its normal trading and sales practices, on terms mutually agreed between AGP and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

AGP will be entitled to compensation under the terms of the Equity Distribution Agreement at a fixed commission rate not to exceed 3.0% of the gross proceeds from each issuance and sale of common shares. In connection with the sale of our common shares on our behalf, AGP will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of AGP will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to AGP against certain civil liabilities, including liabilities under the Securities Act.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission (“SEC”) rules, and will be subject to reduced public company reporting requirements for this prospectus supplement and future filings.

You should rely only on the information contained herein or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of the Province of Alberta, that all of its officers and directors are residents of Canada, that some or all of the experts named in the registration statement are residents of Canada, and that a substantial portion of the assets of the Company and said persons are located outside the United States.

Our business and an investment in our common shares involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 5 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

A.G.P.

                , 2021

Prospectus Supplement

We are responsible for the information contained in this prospectus supplement and accompanying prospectus and in any free writing prospectus we prepare or authorize. Neither we nor AGP has authorized anyone to provide you with different information, and neither we nor AGP take responsibility for any other information others may give you. Neither we nor AGP is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein is current only as of its date, regardless of its time of delivery or the time of sale of any of our securities. Our business, financial condition, results of operations and prospects may have changed since such dates.

Persons who come into possession of this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus and any such free writing prospectus applicable to that jurisdiction.

S-i

About this Prospectus

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and common shares and the method of distribution of the common shares. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the common shares. Both documents contain important information you should consider when making your investment decision. This prospectus supplement is deemed to be incorporated by reference into the prospectus solely for the purpose of the offering. If information in this prospectus supplement is inconsistent with the prospectus or the information incorporated by reference in the prospectus, you should rely on this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information about us to which we refer you in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation by Reference”.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. In addition, this prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed and incorporated by reference into the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus supplement, the accompanying prospectus or in earlier-dated documents incorporated by reference.

Trademarks, Trade Names and Service Marks

We own or otherwise have rights to the trademarks, trade names and service marks, including Top Leaf, Sundial Cannabis, Palmetto, Grasslands and others mentioned in this prospectus supplement or in the documents incorporated by reference herein, used in conjunction with the marketing and sale of our products. Solely for convenience, the trademarks, trade names and service marks may appear in this prospectus supplement or the documents incorporated by reference therein without the ® and ™ symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference therein are the property of their respective owners.

Basis of Presentation

Unless otherwise indicated, all references in this prospectus supplement to the “Company”, “Sundial”, “we”, “us”, “our” or similar terms refer to Sundial Growers Inc. and its subsidiaries.

Unless otherwise indicated, all references in this prospectus supplement to “Bridge Farm” refer to Bridge Farm Nurseries Limited, its subsidiaries and, subsequent to August 11, 2017, Project Seed Topco Limited, the parent of Bridge Farm Nurseries Limited. We completed the sale of Bridge Farm on June 5, 2020.

Presentation of Financial Information

We present our financial statements in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”).

None of the financial statements incorporated by reference into this prospectus supplement were prepared in accordance with generally accepted accounting principles in the United States.

Effective for the fiscal year ended December 31, 2018, we changed our fiscal year end from February 28 to December 31. As a result of this change, the figures presented in our consolidated financial statements for the ten months ended December 31, 2018, or the transition period, are not entirely comparable to those for the fiscal years ended February 28, 2018 and 2017. We do not present financial statements for a separate historical period that is comparable to the transition period. Following the transition period, we prepare annual consolidated financial statements for each fiscal year ending December 31, beginning with the fiscal year ending December 31, 2019. References in this prospectus supplement to our “fiscal year ended December 31, 2018” shall mean the ten months ended December 31, 2018.

We publish our consolidated financial statements in Canadian dollars. In this prospectus supplement, unless otherwise specified, all monetary amounts are in Canadian dollars, all references to “$”, “C$”, “CDN$”, “CAD$” and “dollars” mean Canadian dollars, and all references to “US$” and “USD” mean U.S. dollars. All amounts that are presented in U.S. dollars herein have been translated from Canadian dollars solely for convenience at an exchange rate of $1.2710 per US$1.00, which was the daily exchange rate as of January 13, 2021, as reported by the Bank of Canada.

Numerical figures included in this prospectus supplement have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

Presentation of Share Information

All references to “shares” or “common shares” in this prospectus supplement refer to the common shares of Sundial Growers Inc., no par value.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our shares, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the sections of this prospectus supplement entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”, and sections under similar headings in the accompanying prospectus and in our annual report on Form 20-F for the year ended December 31, 2019, our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and all other information included or incorporated by reference in this prospectus supplement. Unless the context otherwise requires, references in this prospectus supplement to the “Company”, “Sundial”, “we”, “us” and “our” refer to Sundial Growers Inc. and its subsidiaries.

Our Company

Sundial is a licensed producer that grows cannabis using state-of-the-art indoor facilities.

Sundial cultivates cannabis using an individualized “room” approach, in approximately 448,000 square feet of total space.

Sundial’s brand portfolio includes Top Leaf (Premium), Sundial Cannabis (Premium Core), Palmetto (Core) and Grasslands (Value).

Sundial currently produces and markets cannabis products for the Canadian adult-use market. Sundial’s purpose-built indoor modular grow rooms create consistent, highly controlled cultivation environments and are the foundation of the Company’s production of high-quality, strain-specific cannabis products. The Company has established supply agreements with nine Canadian provinces, with approval recently received from Quebec, and has a distribution network that covers 98% of the national recreational industry.

The Company’s primary focus has been on producing and distributing premium inhalable products and brands (flower, pre-rolls and vapes). Upon receiving a licence from Health Canada to sell cannabis oil products, the Company began the sale and distribution of cannabis vape products in December 2019. The Company is currently marketing its adult-use products under its Top Leaf (Premium), Sundial Cannabis (Premium Core), Palmetto (Core) and Grasslands (Value) brands and intends to introduce new products under these brands and other brands as it expands its brand portfolio.

The majority of the Company’s sales in the nine months ended September 30, 2020 were to provincial boards; however, Sundial continues to enter into agreements to supply other licensed producers in Canada.

The Company’s planned medical cannabis offerings are supported through its 50% equity interest in Pathway Rx Inc. (“Pathway Rx”) which uses advanced technology and an extensive library of cannabis strains to identify and customize targeted treatments for a wide range of medical conditions. The Company has a license agreement with Pathway RX enabling the Company the use of certain strains for commercial production. See Exhibit 10.1 to the registration statement of which this prospectus supplement forms a part for more information.

In July 2019, the Company acquired Bridge Farm, a grower of ornamental plants and herbs, based in the United Kingdom, with the intention of converting Bridge Farm’s existing facilities to the cultivation, processing and distribution of cannabidiol (CBD) products. On June 5, 2020, the Company completed the sale of Bridge Farm.

The Offering

Issuer	Sundial Growers Inc.

Offering	In accordance with the Equity Distribution Agreement, we may offer and sell our common shares through AGP, as agent, up to an aggregate offering amount of US$400,000,000.

Manner of Offering	“At the market” offering that may be made from time to time through AGP, as agent. See “Plan of Distribution”.

Common shares to be outstanding after this offering	1,717,828,594 common shares, based on 1,109,741,029 common shares outstanding as of January 13, 2021 and after the issuance of 608,087,565 common shares, assuming the issuance and sale of the full US$400,000,000 of common shares that may be sold under this prospectus supplement from time to time through AGP, at a sales price of US$0.6578 per common share, which was the closing price of the common shares on Nasdaq on January 13, 2021. The actual number of common shares issued and outstanding will vary depending on the actual sales prices and aggregate dollar amount sold under the offering.

Use of proceeds	We intend to use the net proceeds, if any, from this offering for the financing of possible acquisitions of, or investments in, equipment, facilities, assets, equity or debt of other businesses, products or technologies and for working capital and general corporate purposes. See “Use of Proceeds”.

Nasdaq trading symbol for our common shares	Our common shares are listed under the symbol “SNDL”.

Risk Factors	You should carefully read the section entitled “Risk Factors” and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider before deciding to invest in our common shares.

The number of common shares that will be outstanding immediately after this offering does not include:

•

up to 500,000 common shares issuable upon exercise of warrants issued pursuant to a securities purchase agreement, dated June 5, 2020 (the “Securities Purchase Agreement”), to certain investors named therein;

•	up to 500,000 common shares issuable upon exercise of the Series A warrants issued in connection with the unit offering on August 18, 2020;

•

up to 1,080,000 common shares issuable upon exercise of the warrants issued to the placement agents in connection with the offering of unsecured senior subordinated convertible notes and warrants pursuant to the Securities Purchase Agreement;

•

common shares issuable pursuant to 720,600 stock options and 5,096,600 warrants previously issued as compensation to certain of our current and former directors, employees, advisors and service providers, of which 159,017 stock options and 3,276,334 warrants were vested and exercisable into 3,435,351 common shares, at weighted average exercise prices of $2.14 and $2.16, respectively, as of January 13, 2021;

•

up to 13,516,816 common shares issuable pursuant to the exchange of an equal number of restricted share units and up to 3,323,263 common shares issuable pursuant to the exchange of an equal number of deferred share units issued pursuant to our compensation plans as of January 13, 2021;

•

up to 1,800,000 common shares that may be issued upon the exercise of performance warrants held by Sun 8 Holdings Inc., which are exercisable at an exercise price of $0.94 per share and vest annually over five years, beginning on March 31, 2020, in amounts contingent upon the achievement of certain revenue milestones, none of which have vested as of the date of this prospectus supplement;

•

up to 280,000 common shares that may be issued upon the exercise of warrants issuable to Pathway Rx, at an exercise price of $1.81 per share, subject to the achievement of certain milestone gross revenues derived from certain activities under our license agreement with Pathway Rx, none of which have been issued as of the date of this prospectus supplement;

•

up to 480,000 common shares that may be issued upon the exercise of warrants, at an exercise price of $15.94 per share, which were issued in connection with the termination of the amended and restated investment and royalty agreement, dated August 16, 2018, with 2082033 Alberta Ltd.; and

•

(i) up to 384,000 common shares, issuable pursuant to the exercise of warrants at an exercise price of $3.91 per share and (ii) up to 160,000 common shares, issuable pursuant to the exercise of warrants at an exercise price of $6.25, which warrants have been issued to a certain of our advisors in connection with our initial public offering.

RISK FACTORS

An investment in our common shares involves a high degree of risk. Before deciding to invest in our common shares, you should carefully consider the risks and uncertainties described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus, including those risks and uncertainties described in the “Risk Factors” sections of the accompanying prospectus and of our annual report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 31, 2020, which is incorporated by reference into this prospectus supplement, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. Other risks and uncertainties that we do not presently consider to be material, or of which we are not presently aware, may become important factors that affect our future financial condition and results of operations. If any of the following risks actually occurs, our business, financial condition, results of operations, liquidity and prospects could suffer materially, the trading price of our common shares could decline and you could lose all or part of your investment. See also “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to this Offering

The amount of net proceeds, if any, we receive from this offering is uncertain.

There is no certainty that gross proceeds of US$400,000,000 will be raised under the offering. AGP has agreed to use its commercially reasonable efforts to sell, on our behalf, the common shares we request to be sold, but we are not required to request the sale of the maximum amount offered or any amount and, if we request a sale, AGP is not obligated to purchase any common shares that are not sold. As a result of the offering being made on a commercially reasonable efforts basis with no minimum, and only as requested by us, we may raise substantially less than the maximum total offering amount or nothing at all.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from the offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common shares to decline. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

The actual number of shares we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to AGP at any time throughout the term of the Equity Distribution Agreement or not at all. The number of shares that are sold by AGP after delivering a placement notice will fluctuate based on the market price of our common shares during the sales period and limits we set with AGP. Because the price per share of each common share sold will fluctuate based on the market price of our common shares during the sales period, and because the amount of common shares to be sold, if any, is within our discretion, it is not possible to predict the number of common shares that will be ultimately issued, if any.

The common shares offered hereby will be sold in “at the market offerings,” and investors who buy common shares at different times will likely pay different prices.

Investors who purchase common shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim”, “anticipate”, “assume”, “believe”, “contemplate”, “continue”, “could”, “due”, “estimate”, “expect”, “goal”, “intend”, “may”, “objective”, “plan”, “predict”, “potential”, “positioned”, “pioneer”, “seek”, “should”, “target”, “will”, “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology.

These forward-looking statements include, but are not limited to, statements about:

•	our ability to operate on a going concern basis, including our ability to raise future capital through debt or equity financing transactions;

•	our ability to successfully implement our cost and asset optimization initiatives;

•	the continued development and growth of the demand and markets for medical and adult-use cannabis;

•	the maintenance of our existing licences and the ability to obtain additional licences as required;

•	our ability to establish and market our brands within our targeted markets and compete successfully;

•	our ability to produce and market additional products as regulations permit;

•	the number of flowering rooms and combined production capacity that we expect to have;

•	our growth strategies, including plans to sell edibles and other forms of cannabis;

•	the timing and the amount of capital expenditures related to the proposed maintenance and expansion of our facilities;

•	the outcome of medical research by our partners and the acceptance of such findings in the medical community;

•	our ability to attract and retain key employees;

•	our ability to manage growth in our business; and

•	our ability to identify and successfully execute strategic partnerships.

Although we base the forward-looking statements contained in this prospectus supplement and the accompanying prospectus on assumptions that we believe are reasonable, we caution you that actual results and developments (including our results of operations, financial condition and liquidity, and the development of the industry in which we operate) may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement and the accompanying prospectus. In addition, even if results and developments are consistent with the forward-looking statements contained in this prospectus supplement and the accompanying prospectus, those results and developments may not be indicative of results or developments in subsequent periods. Certain assumptions made in preparing the forward-looking statements contained in this prospectus supplement and the accompanying prospectus include:

•	our ability to obtain and maintain financing on acceptable terms to allow us to maintain operations;

•	our ability to implement our operational and liquidity strategies;

•	our ability to optimize our costs by implementing cost-cutting initiatives, deferring capital expenditures and conducting a strategic review of certain facilities;

•	our competitive advantages;

•	the development of new products and product formats for our products that align market demand;

•	the impact of competition;

•	the changes and trends in the cannabis industry;

•	changes in laws, rules and regulations;

•	our ability to maintain and renew required licences;

•	our ability to maintain good business relationships with our customers, distributors and other strategic partners;

•	our ability to keep pace with changing consumer preferences;

•	our ability to protect our intellectual property;

•	our ability to manage and integrate acquisitions;

•	our ability to retain key personnel; and

•	the absence of material adverse changes in our industry or the global economy, including as a result of the COVID-19 pandemic.

These forward-looking statements are based on our current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus supplement and the accompanying prospectus may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in this prospectus supplement and under similar headings in the accompanying prospectus our annual report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference into this prospectus supplement (together with any material changes thereto contained in subsequent filed quarterly and current reports on Form 6-K). Readers of this prospectus supplement are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus supplement. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement. See “Where You Can Find More Information”.

This prospectus supplement contains or incorporates by reference estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement and under similar headings in the accompanying prospectus and our annual report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference into this prospectus supplement. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

USE OF PROCEEDS

We intend to use the net proceeds, if any, from the offering for the financing of possible acquisitions of, or investments in, equipment, facilities, assets, equity or debt of other businesses, products or technologies and for working capital and general corporate purposes. We have not identified any single material use for which we intend to use the net proceeds.

The net proceeds from the offering, if any, are not determinable in light of the nature of the distribution. The net proceeds of any given distribution of common shares through AGP in an “at the market offering” will represent the gross proceeds after deducting the compensation payable AGP under the Equity Distribution Agreement and expenses of the distribution. AGP will receive a fee not exceeding 3.00% of the gross proceeds realized from the sale of our common shares, if any, for services rendered in connection with the offering. We estimate the total expenses of the offering, excluding compensation and reimbursement payable to AGP under the terms of the Equity Distribution Agreement, will be approximately US$200,000.

Although we intend to expend the net proceeds from the offering as set forth above, there may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary, and may vary materially from that set forth above. In addition, our management will have broad discretion with respect to the actual use of the net proceeds from the offering. See “Risk Factors”.

PLAN OF DISTRIBUTION

We have entered into the Equity Distribution Agreement with AGP under which we may issue and sell our common shares having an aggregate gross sales price of up to US$400,000,000 from time to time through AGP acting as agent. A copy of the Equity Distribution Agreement will be filed with the SEC as an exhibit to a Current Report on Form 6-K and incorporated by reference into the registration statement of which this prospectus supplement is a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, AGP may sell our common shares by any method permitted by law, including negotiated transactions, which may include block trades, or transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including without limitation sales made directly on Nasdaq or any other existing trading market of our common shares, sales to or through a market maker other than on an exchange or in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. We may instruct AGP not to sell common shares if the sales cannot be effected at or above the price designated by us from time to time. We or AGP may suspend the offering of common shares upon notice and subject to other conditions.

We will pay AGP commissions for its services in acting as agent in the sale of our common shares. AGP will be entitled to compensation at a fixed commission rate not to exceed 3.0% of the gross proceeds of each issuance and sale of common shares pursuant to the Equity Distribution Agreement. Because there is no minimum offering amount required to be sold pursuant to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse AGP for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount up to US$50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to AGP under the terms of the Equity Distribution Agreement, will be approximately US$200,000.

Settlement for sales of common shares will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and AGP in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and AGP may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

AGP will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to solicit offers to purchase our common shares under the terms and subject to the conditions set forth in the Equity Distribution Agreement. In connection with the sale of the common shares on our behalf, AGP will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of AGP will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to AGP against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the Equity Distribution Agreement will terminate upon the termination of the Equity Distribution Agreement or as otherwise permitted therein. We and AGP may each terminate the Equity Distribution Agreement at any time upon ten days’ prior notice.

AGP and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates, for which services they have received, or may in the future receive, customary fees. To the extent required by Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), AGP will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. PERSONS

The following is a general discussion of the principal U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares that are generally applicable to a U.S. Holder (as defined below), as defined below, with respect to shares that a U.S. Holder acquires pursuant to this offering. This summary assumes that the shares are held as capital assets (generally, property held for investment), within the meaning of the U.S. Internal Revenue Code of 1986, as amended, or the Code, in the hands of a U.S. Holder at all relevant times. This discussion is based on the Code, final, temporary and proposed Treasury regulations thereunder, or the Treasury Regulations, pertinent judicial decisions, interpretive rulings of the U.S. Internal Revenue Service, or the IRS, and such other authorities as we have considered relevant. Future legislative, judicial, or administrative modifications, revocations, or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those discussed herein. This discussion is not binding on the IRS. No ruling has been or will be sought or obtained from the IRS with respect to any of the U.S. federal tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions described herein or that a U.S. court will not sustain such a challenge.

This discussion does not address the U.S. federal income tax consequences to U.S. Holders subject to special rules, including U.S. Holders that (i) are banks, financial institutions, or insurance companies, (ii) are regulated investment companies or real estate investment trusts, (iii) are brokers, dealers, or traders in securities or currencies, (iv) are tax-exempt organizations, (v) are governments or agencies or instrumentalities thereof, (vi) are U.S. expatriates, (vii) elect to mark their securities to market, (viii) hold the shares as part of hedges, straddles, constructive sales, conversion transactions, or other integrated investments, (ix) acquire the shares as compensation for services or through the exercise or cancellation of employee stock options or warrants, (x) have a functional currency other than the U.S. dollar, or (xi) own or have owned directly, indirectly, or constructively, shares of the Company representing 10% or more of the voting power or value of the Company,.

In addition, this discussion does not address tax considerations relevant to U.S. Holders under any non-U.S., state or local tax laws, the Medicare tax on net investment income, U.S. federal estate, gift tax, or other non-income tax, or the alternative minimum tax. Each U.S. Holder is urged to consult its tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of an investment in the shares.

As used herein, “U.S. Holder” means a beneficial owner of common shares that is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation (or other entity taxable as a corporation for U.S. federal tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust that (a) is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a pass-through entity, including a partnership or other entity taxable as a partnership for U.S. federal income tax purposes, holds common shares, the U.S. federal income tax treatment of an owner or partner generally will depend on the status of such owner or partner and on the activities of the pass-through entity. A U.S. person that is an owner or partner of a pass-through entity holding the shares is urged to consult its own tax advisor.

Distributions on the Shares

Subject to the PFIC (as defined below) rules discussed below, the gross amount of any distribution paid by the Company will generally be subject to U.S. federal income tax as foreign source dividend income to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such amount will be includable in gross income by a U.S. Holder as ordinary income on the date that such U.S. Holder actually or constructively receives the distribution in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes. The amount of any distribution made by the Company in property other than cash will be the fair market value (determined in U.S. dollars) of such property on the date of the distribution. Because the Company does not intend to calculate its earnings and profits on the basis of U.S. federal income tax principles, any distribution paid will generally be treated as a dividend for U.S. federal income tax purposes. Dividends paid by the Company will not be eligible for the dividends received deduction allowed to corporations.

To the extent that a distribution exceeds the amount of the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles, such distribution will be treated first as a tax-free return of capital, causing a reduction in a U.S. Holder’s adjusted basis in the shares held by such U.S. Holder (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by such U.S. Holder upon a subsequent disposition of the shares), with any amount that exceeds such U.S. Holder’s adjusted basis being taxed as a capital gain recognized on a sale or exchange (as discussed below).

So long as the shares are listed on the Nasdaq or the Company is eligible for benefits under the Income Tax Convention between the U.S. and Canada, dividends a U.S. Holder receives from the Company will be “qualified dividend income” if certain holding period and other requirements (including a requirement that the Company is not a PFIC in the year of the dividend or the immediately preceding year) are met. Qualified dividend income of an individual or other non-corporate U.S. Holder is subject to a reduced maximum U.S. federal income tax rate.

Subject to certain limitations, Canadian tax withheld with respect to distributions made on the shares may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. Alternatively, a U.S. Holder may, subject to applicable limitations, elect to deduct the otherwise creditable Canadian withholding taxes for U.S. federal income tax purposes. The rules governing the foreign tax credit are complex and involve the application of rules that depend upon a U.S. Holder’s particular circumstances. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the availability of the foreign tax credit under its particular circumstances.

Sale, Exchange or Other Taxable Disposition of the Shares

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize gain or loss upon the taxable sale, exchange or other disposition of the shares in an amount equal to the difference between (i) the U.S. dollar value of the amount realized upon the sale, exchange or other taxable disposition and (ii) such U.S. Holder’s adjusted tax basis in the shares. A U.S. Holder’s adjusted tax basis in such shares will generally be its U.S. dollar cost. Generally, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, on the date of the sale, exchange or other taxable disposition, such U.S. Holder has held the shares for more than one year. If such U.S. Holder is an individual or other non-corporate U.S. Holder, long-term capital gains will be subject to a reduced maximum U.S. federal income tax rate. The deductibility of capital losses is subject to limitations under the Code. Gain or loss, if any, that a U.S. Holder realizes upon a sale, exchange or other taxable disposition of the shares generally will be treated as having a U.S. source for U.S. foreign tax credit limitation purposes.

PFIC Rules

A non-U.S. corporation, such as the Company, will be classified as a passive foreign investment company, or a PFIC, for U.S. federal income tax purposes for a taxable year, if either (a) 75% or more of the gross income of the Company consists of certain types of passive income (which we refer to as the “income test”) or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income. The value of the Company’s assets for this purpose is expected to be based, in part, on the quarterly average of the fair market value of such assets (which we refer to as the “asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold. “Passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions, but does not include active business gains arising from the sale of certain commodities.

For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from certain “related persons” (as defined in the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Based on the projected composition of the Company’s assets and income, the Company does not believe that it was a PFIC for the taxable year ending December 31, 2019, and the Company does not anticipate becoming a PFIC for the current taxable year. Although the Company does not anticipate becoming a PFIC, because the value of the Company’s assets for purposes of the PFIC asset test generally should be determined by reference to the market price of the shares, it is possible that fluctuations in the market price of the shares may cause the Company to become a PFIC for the current or any subsequent taxable year. The determination of whether the Company will become a PFIC will depend, in part, on the composition of its income and assets, which will be affected by how, and how quickly, the Company uses its liquid assets and cash raised in any offerings. Whether the Company is a PFIC is a factual determination and the Company must make a separate determination each taxable year as to whether it is a PFIC (after the close of each taxable year). Accordingly, the Company cannot assure holders that it will not be a PFIC during the current or any future taxable year. If the Company is classified as a PFIC for any taxable year during which a U.S. Holder holds shares, the Company will continue to be treated as a PFIC, unless the U.S. Holder makes certain elections, for all succeeding years, even if the Company ceases to qualify as a PFIC under the rules set forth above.

If the Company is considered a PFIC at any time that a U.S. Holder holds shares, any gain recognized by the U.S. Holder on a sale or other disposition of the shares, as well as the amount of any “excess distribution” (defined below) received by the U.S. Holder, would be allocated ratably over the U.S. Holder’s holding period for the shares. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before the Company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For the purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on shares exceeds 125% of the average of the annual distributions on the shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment or a “qualified electing fund” election) of the shares if the Company is considered a PFIC. However, the Company does not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder holds shares during any taxable year that the Company is a PFIC, such holder must file an annual report with the IRS, subject to certain exceptions based on the value of the shares held.

Holders are urged to consult their tax advisor concerning the U.S. federal income tax consequences of purchasing, holding, and disposing shares if the Company is or becomes a PFIC, including the possibility of making any election that may be available under the PFIC rules (including a mark-to-market election), which may mitigate the adverse U.S. federal income tax consequences of holding shares of a PFIC.

Receipt of Foreign Currency

The U.S. dollar value of any cash distribution made in Canadian dollars to a U.S. Holder will be calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the distribution, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. For U.S. Holders following the accrual method of accounting, the amount realized on a disposition of the shares for an amount in Canadian dollars will be the U.S. dollar value of this amount on the date of disposition. On the settlement date, such U.S. Holder will recognize U.S. source foreign currency gain or loss (taxable as ordinary income or loss) equal to the difference (if any) between the U.S. dollar value of the amount received based on the exchange rates in effect on the date of sale or other disposition and the settlement date. However, in the case of shares traded on an established securities market that are sold by a cash method U.S. Holder (or an accrual method U.S. Holder that so elects), the amount realized will be based on the spot rate in effect on the settlement date for the disposition, and no exchange gain or loss will be recognized at that time. A U.S. Holder will generally have a basis in Canadian dollars equal to their U.S. dollar value on the date of receipt of such distribution, on the date of disposition, or, in the case of cash method U.S. Holders (and accrual method U.S. Holders that so elects), on the date of settlement. Any U.S. Holder that receives payment in Canadian dollars and converts or disposes of the Canadian dollars after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss and that generally will be U.S. source income or loss for foreign tax credit purposes. U.S. Holders are urged to consult their own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Information with Respect to Foreign Financial Assets

Individuals and certain entities that own “specified foreign financial assets”, with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) are generally required to file an information report on IRS Form 8938, Statement of Specified Foreign Financial Assets, with respect to such assets with their tax returns for each year in which they hold shares. “Specified foreign financial assets” include any financial accounts maintained by certain foreign financial institutions, as well as securities issued by non-U.S. persons if they are not held in accounts maintained by financial institutions. U.S. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the shares.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends paid to a U.S. Holder in respect of the shares and the proceeds received by such U.S. Holder from the sale, exchange or other disposition of the shares within the United States unless such U.S. Holder is a corporation or other exempt recipient. Backup withholding may apply to such payments if a U.S. Holder fails to provide a taxpayer identification number or certification of exempt status or fails to report dividend and interest income in full. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

CANADIAN TAX IMPLICATIONS FOR NON-CANADIAN HOLDERS

The following summary describes, as of the date hereof, the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires, as a beneficial owner, common shares pursuant to this offering and who, at all relevant times, for the purposes of the application of the Income Tax Act (Canada) and the regulations promulgated thereunder (collectively, the “Canadian Tax Act”), (1) is not, and is not deemed to be, resident in Canada for purposes of the Canadian Tax Act and any applicable income tax treaty or convention; (2) deals at arm’s length with the Company, and AGP; and (3) does not use or hold, and is not deemed to use or hold, common shares in connection with carrying on a business in Canada; (such holder, a “Non-Canadian Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Canadian Holder that is an insurer carrying on an insurance business in Canada and elsewhere.

This summary is based on the provisions of the Canadian Tax Act in force as of the date hereof and our understanding of the current administrative policies of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular Non-Canadian Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Canadian Tax Act. The amount of any dividends required to be included in the income of, and capital gains or capital losses realized by, a Non-Canadian Holder may be affected by fluctuations in the Canadian exchange rate.

Dividends

Dividends paid or credited on the common shares or deemed to be paid or credited on the common shares to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend, subject to any reduction in the rate of withholding to which the Non-Canadian Holder is entitled under any applicable income tax convention between Canada and the country in which the Non-Canadian Holder is resident. For example, under the Convention Between Canada and the United States of America (1980) (“Canada-U.S. Tax Treaty”), where dividends on the common shares are considered to be paid to or derived by a Non-Canadian Holder that is a beneficial owner of the dividends and is a resident of the United States for the purposes of, and is entitled to benefits of, the Canada-U.S. Tax Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15% of the gross amount of the dividend.

Dispositions

A Non-Canadian Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of a common share, unless the common shares are “taxable Canadian property” and are not “treaty-protected property” (each as defined under the Canadian Tax Act) of the Non-Canadian Holder at the time of disposition.

Generally, the common shares will not constitute “taxable Canadian property” to a Non-Canadian Holder at a particular time provided that the common shares are listed at that time on a “designated stock exchange” (as defined in the Canadian Tax Act), which includes the Nasdaq, unless at any particular time during the 60-month period that ends at that time the following two conditions are met concurrently (i) one or any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder does not deal at arm’s length, and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of our capital stock, and (ii) more than 50% of the fair market value of such common shares was derived, directly or indirectly, from one or any combination of: (i) real or immoveable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Canadian Tax Act), (iii) “timber resource properties” (as defined in the Canadian Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Canadian Tax Act, common shares could be deemed to be “taxable Canadian property.” Non-Canadian Holders whose common shares may constitute “taxable Canadian property” should consult their own tax advisors.

CANADIAN TAX IMPLICATIONS FOR CANADIAN HOLDERS

The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Canadian Tax Act generally applicable to a holder who acquires, as a beneficial owner, common shares issued pursuant to the offering and who, at all relevant times, for purposes of the Canadian Tax Act: (a) is resident or deemed to be resident in Canada; (b) holds the common shares as capital property; and (c) deals at arm’s length with the Company and AGP and is not affiliated with the Company and AGP, (such holder, a “Holder”). Generally, the common shares will be capital property to a Holder unless they are held or acquired in the course of carrying on a business or as part of an adventure or concern in the nature of trade. Certain Holders whose common shares do not otherwise qualify as capital property may, in certain circumstances, make an irrevocable election in accordance with subsection 39(4) of the Canadian Tax Act to have their common shares, and every other “Canadian security” (as defined in the Canadian Tax Act) owned by such Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property.

This summary is not applicable to a Holder: (a) that is a “financial institution”, as defined in the Tax Act for purposes of the mark-to-market rules; (b) an interest in which is a “tax shelter investment”, as defined in the Canadian Tax Act; (c) that is a “specified financial institution”, as defined in the Canadian Tax Act; (d) that has made an election under the Canadian Tax Act to determine its Canadian tax results in a foreign currency; (e) that has entered or will enter into a “derivative forward agreement”, as defined in the Canadian Tax Act, with respect to its common shares; or (g) that is a corporation that is or becomes, or does not deal at arm’s length for purposes of the Canadian Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the common shares, controlled by a non-resident person or, by a group of non-resident persons that do not deal with each other at arm’s length, for purposes of the “foreign affiliate dumping” rules section 212.3 of the Canadian Tax Act. Such Holders should consult their own tax advisors.

This summary is based on the facts set out in this prospectus supplement and the accompanying prospectus, the provisions of the Canadian Tax Act in force as of the date hereof, the Proposed Amendments, and our understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency. This summary assumes that the Proposed Amendments will be enacted in the form proposed, however no assurance can be made that the Proposed Amendments will be enacted in the form proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, other than the Proposed Amendments, does not take into account or anticipate any changes in law or in administrative policy, whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in the common shares. The income and other tax consequences of acquiring, holding or disposing of common shares will vary depending on a Holder’s particular status and circumstances, including the province or territory in which the Holder resides or carries on business. This summary is not intended to be, nor should it construed to be, legal or tax advice to any particular Holder. Holders should consult their own tax advisors with respect to an investment in the common shares having regard to their particular circumstances.

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Canadian Tax Act. The amount of any dividends required to be included in the income of, and capital gains or capital losses realized by, a Holder may be affected by fluctuations in the Canadian exchange rate.

Dividends on Common Shares

In the case of a Holder who is an individual (excluding certain trusts), dividends received or deemed to be received on the common shares will be included in computing the Holder’s income for the taxation year in which such dividends are received and will be subject to the gross-up and dividend tax credit rules of the Canadian Tax Act that apply to taxable dividends received from “taxable Canadian corporations”. Provided that appropriate designations are made by the Company, such dividend will be treated as an “eligible dividend” for the purposes of the Canadian Tax Act and will be subject to an enhanced gross-up and enhanced dividend tax credit in respect of such dividend. There may be limitations on the Company’s ability to designate dividends and deemed dividends as eligible dividends.

Dividends received or deemed to be received on the common shares by a Holder that is a corporation will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the Canadian Tax Act will treat a taxable dividend received by a Holder that is a corporation as proceeds of disposition or a capital gain. Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Holder that is a “private corporation” or a “subject corporation” (each as defined in the Canadian Tax Act) will generally be liable under Part IV of the Canadian Tax Act to pay a refundable tax on dividends received or deemed to be received on the common shares to the extent that such dividends are deductible in computing the Holder’s taxable income for the taxation year.

Dividends received or deemed to be received on the common shares by a Holder who is an individual (excluding certain trusts) may result in such Holder being liable for alternative minimum tax under the Canadian Tax Act. Holders who are individuals should consult their own tax advisors in this regard.

Dispositions of Common Shares

On the disposition or deemed disposition of common shares by a Holder (except to the Company, unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market), the Holder will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition in respect of such common shares, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the common shares to the Holder immediately before the disposition or deemed disposition.

The adjusted cost base to the Holder of a common share acquired pursuant to this offering will be determined by averaging the cost of such common share with the adjusted cost base of the other common shares owned by the Holder as capital property at that time.

Taxation of Capital Gains and Capital Losses

Generally, one-half of the amount of any capital gain (a “taxable capital gain”), realized by a Holder on a disposition of common shares in a taxation year must be included in computing such Holder’s income for that year, and one-half of any capital loss (an “allowable capital loss”), realized by a Holder on a disposition of common shares in a taxation year must be deducted from any taxable capital gains realized by the Holder in the year, subject to and in accordance with the provisions of the Canadian Tax Act. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against net taxable capital gains realized in such years, subject to and in accordance with the provisions of the Canadian Tax Act.

The amount of any capital loss realized by a Holder that is a corporation on the disposition of a common share may be reduced by the amount of any dividends received (or deemed to be received) by the Holder on such common share to the extent and under the circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a common share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Such Holders should consult their own tax advisors.

A capital gain realized by a Holder who is an individual or trust (excluding certain trusts) may give rise to a liability for alternative minimum tax.

A Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act), may also be liable to pay a refundable tax on its “aggregate investment income” (as defined in the Canadian Tax Act), including an amount in respect of taxable capital gains.

LEGAL MATTERS

The validity of the issuance of the shares offered in this prospectus supplement and certain other matters of Canadian law will be passed upon for us by McCarthy Tétrault LLP, Calgary, Canada. We are being represented by Shearman & Sterling LLP, Toronto, Canada, with respect to certain matters of U.S. law. A.G.P./Alliance Global Partners is being represented in connection with this offering by Gracin & Marlow LLP.

EXPERTS

The consolidated financial statements of Sundial Growers Inc. as at and for the year ended December 31, 2019, ten months ended December 31, 2018 and the year ended February 28, 2018 incorporated by reference into this prospectus supplement from our current report on Form 6-K filed with the SEC on October 13, 2020, have been audited by KPMG LLP. KPMG LLP have confirmed with respect to Sundial Growers Inc. that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to Sundial Growers Inc. under all relevant U.S. professional and regulatory standards. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of KPMG LLP are located at 205–5th Avenue SW, Suite 3100, Calgary, Alberta, Canada.

CHANGE IN THE REGISTRANT’S CERTIFYING ACCOUNTANT

Effective for the fiscal year ended December 31, 2018, MNP LLP (“MNP”) resigned as our independent auditors as we engaged new auditors in connection with our initial public offering. MNP did not audit our consolidated financial statements for any period subsequent to the year ended February 28, 2018.

For the years ended February 28, 2018 and 2017, no report by MNP on our consolidated financial statements contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended February 28, 2018 and 2017, and the subsequent period through the appointment of KPMG as our auditor, (i) there were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and MNP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MNP, would have caused MNP to make reference thereto in its report upon on our audited consolidated financial statements for the years ended February 28, 2018 and 2017, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

Effective for the fiscal year ended December 31, 2018, our board of directors appointed KPMG as our independent registered public accounting firm to audit our consolidated financial statements prepared in accordance with IFRS as issued by the IASB for the fiscal year ended December 31, 2018, and to re-audit our consolidated financial statements prepared in accordance with IFRS as issued by the IASB for the years ended February 28, 2018 and 2017.

During the fiscal years ended December 31, 2019, December 31, 2018, February 28, 2018 and February 28, 2017, and the subsequent period preceding our engagement of KPMG as our independent registered public accounting firm, we did not consult with KPMG on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on our consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event.

TRANSFER AGENT AND REGISTRAR

The Canadian transfer agent and registrar for our common shares is Odyssey Trust Company at its principal office in Calgary, Alberta. The United States transfer agent and registrar for our common shares is Equity Stock Transfer, LLC at its principal office in New York, New York.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Alberta. All of our directors and officers, and some of the experts named in this prospectus supplement, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act with respect to the common shares offered in this prospectus supplement. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information with respect to Sundial Growers Inc. and the common shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus supplement and accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

We are subject to the reporting requirements of the Exchange Act applicable to foreign private issuers. Because we are a foreign private issuer, the SEC’s rules do not require us to deliver proxy statements or to file quarterly reports on Form 10-Q, among other things. However, we currently produce quarterly financial reports and furnish them to the SEC after the end of each of the first three quarters of our fiscal year and file our annual report within four months after the end of our fiscal year. Our annual consolidated financial statements are prepared in accordance with IFRS as issued by the IASB and certified by an independent public accounting firm.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus supplement and will automatically update and supersede the information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below, and any future annual reports on Form 20-F or Form 40-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), until the offering of common shares under this prospectus supplement is terminated:

•

our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, which was filed with the SEC on March 31, 2020 (except our audited consolidated financial statements as at and for the year ended December 31, 2019, ten months ended December 31, 2018, and the year ended February 28, 2018 included therein);

•

our report on Form 6-K furnished to the SEC on October 13, 2020, including our audited consolidated financial statements as at and for the year ended December 31, 2019, ten months ended December 31, 2018, and the year ended February 28, 2018, which have been recast to separately present discontinued operations from continuing operations to reflect the disposition of the Company’s Bridge Farm operations pursuant to the sale by Sundial UK Limited of all of the issued and outstanding shares and loan notes of Project Seed Topco Limited on June 5, 2020;

•

our report on Form 6-K furnished to the SEC on April 24, 2020 (Acc. No. 0001564590-20-018564), including our notice of 2020 annual general and special meeting of shareholders and information circulated dated April 20, 2020, for the annual general meeting and special meeting of shareholders held on May 20, 2020, which was included as part of Exhibit 99.1, but excluding Exhibit 99.2 thereto;

•

our condensed consolidated unaudited interim consolidated financial statements and notes to the condensed consolidated unaudited interim consolidated financial statements for the three months ended March  31, 2020 and 2019, which were included as Exhibit 99.1 to the report on Form 6-K furnished to the SEC on May  15, 2020 (Acc. No. 0001279569-20-000791), together with the Management Discussion and Analysis of financial condition and performance for the three months ended March  31, 2020 and 2019, which was included as Exhibit 99.2 to the report on Form 6-K furnished to the SEC on May  15, 2020 (Acc. No. 0001279569-20-000791);

•

our condensed consolidated unaudited interim consolidated financial statements and notes to the condensed consolidated unaudited interim consolidated financial statements for the three and six months ended June  30, 2020 and 2019, which were included as Exhibit 99.1 to the report on Form 6-K furnished to the SEC on August 14, 2020 (Acc. No. 0001564590-20-040125), together with the Management Discussion and Analysis of financial condition and performance for the three and six months ended June 30, 2020 and 2019, which was included as Exhibit 99.2 to the report on Form 6-K furnished to the SEC on August 14, 2020 (Acc. No. 0001564590-20-040125);

•

our condensed consolidated unaudited interim consolidated financial statements and notes to the condensed consolidated unaudited interim consolidated financial statements for the three and nine months ended September  30, 2020 and 2019, which were included as Exhibit 99.1 to the report on Form 6-K furnished to the SEC on November 12, 2020 (Acc. No. 0001564590-20-053193), together with the Management Discussion and Analysis of financial condition and performance for the three and nine months ended September 30, 2020 and 2019, which was included as Exhibit 99.2 to the report on Form 6-K furnished to the SEC on November 12, 2020 (Acc. No. 0001564590-20-053193);

•

our reports on Form 6-K furnished to the SEC on January 10, 2020, January 31, 2020, April  10, 2020, April 16, 2020, April 24, 2020 (Acc. No. 00001279569-20-000611), May  1, 2020, May 13, 2020, May 15, 2020 (Acc. No. 0001279569-20-000790), May  21, 2020, May 26, 2020, June  2, 2020, June 8, 2020, June 19, 2020, August 13, 2020 (Acc. No.  0001193125-20-219208), August 14, 2020 (Acc. No. 0001193125-20-219833), August 18, 2020 (Acc. No. 0001193125-20-223639), August 18, 2020 (Acc. No. 0001279569-20-001229), October  20, 2020, November 9, 2020, November 30, 2020, December 8, 2020, December 11, 2020, December 15, 2020, December 21, 2020, December 29, 2020, December 30, 2020, January 6, 2021, January 11, 2021, January 12, 2021, January 19, 2021 (Acc. No.  0001193125-21-010902) and January 20, 2021 (Acc. No. 0001193125-21-011697); and

•	the description of our securities as set forth on Exhibit 2.4 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, which was filed with the SEC on March 31, 2020.

Copies of the documents incorporated herein by reference may be obtained on request without charge from our Chief Financial Officer at #300, 919 – 11 Avenue SW Calgary, AB T2R 1P3, telephone +1 (403) 948-5227 or on our website at www.sndlgroup.com. The information on our website is not incorporated by reference into this prospectus supplement. These documents are also available through the Internet on SEDAR, which can be accessed online at www.sedar.com, and on the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. Neither we nor AGP has authorized anyone else to provide you with different information. Neither we nor AGP is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement.

Up to US$400,000,000

Common Shares

PROSPECTUS SUPPLEMENT

A.G.P.

, 2021

PART II

Information Not Required in Prospectus

Item 8.	Indemnification of Directors and Officers.

Under the Business Corporations Act (Alberta), or the ABCA, except in respect of an action by or on behalf of a corporation to procure a judgment in its favor (in the absence of court approval in respect of costs, charges and expenses), we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor and the individuals heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative proceeding in which the individual is made a party because of his or her association with us or another entity. The ABCA also provides that we may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below or is not successful on the merits in their defense of the action or proceeding.

However, indemnification is prohibited under the ABCA unless the individual:

•	acted honestly and in good faith with a view to our best interests; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our by-laws require us to indemnify to the fullest extent permitted by the ABCA each of our current or former directors and each person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or any such body corporate) and the individuals heirs and legal representatives, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.

Our by-laws authorize us to purchase and maintain such insurance for the benefit of our directors and officers as our board of directors may determine from time to time, subject to any limitations in the ABCA.

Item 9.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Equity Distribution Agreement, dated January 15, 2021, by and between Sundial Growers Inc. and A.G.P./Alliance Global Partners (incorporated by reference to Exhibit 99.1 to the Registrant’s current report on Form 6-K, filed with the SEC on January 19, 2021)

3.1	Articles of Incorporation of Sundial Growers Inc., as currently in effect (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-8, filed with the SEC on August 9, 2019)

3.2	Bylaws of Sundial Growers Inc. as currently in effect (incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form F-1/A, filed with the SEC on July 23, 2019)

4.1	Specimen Share Certificate (incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form F-1/A, filed with the SEC on July 23, 2019)

4.2	Form of Placement Agent Warrant (incorporated by reference to Exhibit 99.6 to the Registrant’s current report on Form 6-K, filed with the SEC on June 8, 2020)

4.3†	Securities Purchase Agreement dated as of June 5, 2020 by and among Sundial Growers Inc. and each of the investors listed on the Schedule of Buyers attached thereto, including the forms of the related convertible notes, warrants and registration rights agreement (incorporated by reference to Exhibit 99.5 to the Registrant’s current report on Form 6-K, filed with the SEC on June 8, 2020)

5.1	Opinion of McCarthy Tétrault LLP as to the validity of the shares

23.1	Consent of KPMG LLP

23.2	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

†

Portions of this exhibit have been omitted pursuant to Item 601(a)(6), Item 601(b)(2)(ii) or Item 601(b)(10)(iv), as applicable, of Regulation S-K under the Securities Act of 1933, as amended, because they are both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed or include information the disclosure of which would constitute a clearly unwarranted invasion of personal privacy.

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

Item 10.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Canada, on January 20, 2021.

By:	/s/ Zachary George
Name:	Zachary George
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned members of the board of directors of the Registrant hereby severally constitutes and appoints Zachary George and James Keough as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zachary George Zachary George	Chief Executive Officer and Director (Principal Executive Officer)	January 20, 2021

/s/ James Keough James Keough	Chief Financial Officer (Principal Financial and Accounting Officer)	January 20, 2021

/s/ J. Gregory Mills J. Gregory Mills	Chairman and Director	January 20, 2021

/s/ Gregory Turnbull Gregory Turnbull	Director	January 20, 2021

/s/ Elizabeth Cannon Elizabeth Cannon	Director	January 20, 2021

/s/ Bryan D. Pinney Bryan D. Pinney	Director	January 20, 2021

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Sundial Growers Inc., has signed this Registration Statement on January 20, 2021.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director, Puglisi & Associates